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                                 EXHIBIT 21.1
                        SUBSIDIARIES OF THE KROGER CO.
                        ------------------------------


            Name                             State of Incorporation/Organization
            ----                             -----------------------------------

Agri-Products, Inc.                          Arkansas
Bluefield Beverage Company                   Ohio
Country Oven, Inc.                           Ohio
Dillon Companies, Inc.                       Kansas
 Also Doing Business As:
 Dillon Food Stores                          N/A*
 Dillon Stores Division, Inc.                N/A*
 Gerbes Supermarkets                         N/A*
 King Soopers, Inc.                          N/A*
 Sav-Mor                                     N/A*
 Turkey Hill Dairy, Inc.                     N/A*
 Turkey Hill Minit Markets                   N/A*
Drug Distributors, Inc.                      Indiana
Eight Holdings, Inc.                         Delaware
Eleven Holdings, Inc.                        Delaware
Embassy International, Inc.                  Ohio
Fifteen Holdings, Inc.                       Delaware
Five Holdings, Inc.                          Delaware
Four Holdings, Inc.                          Delaware
Fourteen Holdings, Inc.                      Delaware
Ft. Wayne Food Stores, Inc.                  Ohio
Gateway Freightline, Inc.                    Ohio
 Also Doing Business As:
 GFL                                         N/A*
 Illinois Gateway Freightline, Inc.          N/A*
Henke & Pillot, Inc.                         Texas
Henpil, Inc.                                 Texas
 (Subsidiary of Rocket Newco, Inc.)
Inter-American Foods, Inc.                   Ohio
J.V. Distributing, Inc.                      Michigan
Jubilee Products, Inc.                       Ohio
KRGP Inc.                                    Ohio
KRLP Inc.                                    Ohio
The Kroger Co. of Michigan                   Michigan
 Also Doing Business As:
 The Apple Orchard Fruit Market              N/A*
 Bi-Lo Discount Foods                        N/A*
 Michigan Dairy                              N/A*
 World of Videos, Movies and Munch More      N/A*
Kroger Dedicated Logistics Co.               Ohio
Kroger Limited Partnership I                 Ohio (limited partnership)
 Also Doing Business As:
 Kentucky Distribution Center                N/A*
 Kroger Kare Home Infusion                   N/A*
 The Pet Food Super Center                   N/A*
 The Petfood Place                           N/A*
 Peyton's Southeastern                       N/A*
 Peyton's Southeastern, Inc.                 N/A*